Exhibit 99.1

Press Release

oti Receives Favorable Patent Infringement Ruling against T-Mobile

U.S. District Court Grants Summary Judgment of Infringement on oti’s Standard-Essential NFC Patent

ROSH PINA, ISRAEL – March 26, 2015 – On Track Innovations Ltd. (oti) (NASDAQ: OTIV), a global provider of near field communication (NFC) and cashless payment solutions, has received a favorable ruling by the U.S. District Court, Southern District of New York, that mobile phones sold by T-Mobile USA, Inc. which were enabled with NFC technology infringes oti’s U.S. Patent No. 6,045,043.

In the publicly issued order, the court stated: “On Track Innovation’s motion for summary judgment on infringement…is granted.” This order means that at trial, T-Mobile will not be allowed to challenge infringement of the patent and the jury will be instructed that T-Mobile infringes the patent.

The Court also ruled on other motions, mostly in oti’s favor. The Court granted oti’s motion for summary judgment on T-Mobile’s affirmative defenses of laches, estoppel, acquiescence, patent misuse and inequitable conduct. The Court also denied T-Mobile’s motion for non-infringement or invalidity, finding that T-Mobile has not shown by uncontroverted evidence that the patent is invalid.

The Court also ruled on issues related to expert testimony. Judge Nathan granted, in part, oti’s motion to exclude certain opinion testimony of T-Mobile’s expert witness, Michael Davies; denied T-Mobile’s motion to exclude opinion testimony of oti’s technical expert, Professor Alyssa Apsel on infringement; and granted T-Mobile’s motion to exclude opinion testimony of oti’s damages expert, Dr. Christine Meyer. oti filed the lawsuit in March 2012.

“We are pleased with this decision and are preparing for the next stage of this trial,” said oti America’s CEO, Dimitrios Angelis.

The patent is part of oti’s extensive intellectual property portfolio that includes 34 families of patents and patent applications, with a number of patents issued in various jurisdictions with respect to oti’s technologies, as well as pending patent applications, trademarks and designs encompassing product applications, software and hardware platforms, system and product architecture, product concepts and more, in the fields of NFC, manufacturing techniques, contactless cards and payments, petroleum and parking solutions.

oti is a pioneer in the contactless payment market and supported MasterCard® and Visa®, among others, in the creation and implementation of contactless transaction processing and payment solutions. oti provides NFC devices and reader solutions, including oti WAVE device, which adds NFC capability to non-NFC enabled mobile phones.

About oti
On Track Innovations Ltd. (oti) is a leader in contactless and NFC applications based on its extensive patent and IP portfolio. oti’s field-proven innovations have been deployed around the world to address NFC and other cashless payment solutions, petroleum payment and management, cashless parking fee collection systems and mass transit ticketing. oti markets and supports its solutions through a global network of regional offices and alliances. For more information, visit www.otiglobal.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. Whenever we use words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions, we are making forward-looking statements. Because such statements deal with future events and are based on oti’s current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of oti could differ materially from those described in or implied by the statements in this press release. Forward-looking statements could be impacted by the effects of the protracted evaluation and validation periods in the U.S. and other markets for contactless payment cards, or new and existing products and our ability to execute production on orders, as well as other risks and uncertainties, including those discussed in the “Risk Factors” section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2013, and in subsequent filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be achieved. Except as otherwise required by law, oti disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise. The content of the web site links in the press release do not form part of it.

Trademarks are the property of their respective owners.

oti Investor Contact:
Scott Liolios or Matt Glover
Liolios Group, Inc.
949-574-3860
otiv@liolios.com

oti Press Contact:
Inbar Ben-Hur
oti Marketing Communication Manager
inbar@otiglobal.com